Exhibit 99.2

Second Quarter 2009 Earnings Presentation August 4, 2009

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of the New York Stock Exchange, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Agenda Opening Remarks Second Quarter 2009 Financial Highlights Key Initiatives Segment Highlights Summary Questions and Answers Appendix

Second Quarter Opening Remarks

- Sequential improvement vs. Q1 2009
- All segments cash flow positive
- Continued debt reduction
- Businesses holding or gaining share
- New, structured business processes showing results

Executing well…Growing market share…Implementing processes to continually improve.

4

5 TriMas Priorities Drive operating profit improvement Best cost producer strategy Effectively manage the balance sheet Pay-down debt Maintain liquidity cushion Deploy capital prudently Focus capital on profitable strategic growth Aerospace, specialty packaging, medical, energy and geographic expansion Executing on what we control.

Strategic Planning Process – Strategic Aspirations Double-digit top and bottom-line growth 3% to 5% of total productivity gains annually Continued investment in growth programs Increased percentage of non-U.S. revenues On-going improvement in capital turns and all cycle times Leverage ratio target of 2.0x Quarterly Reviews Strategic Plan People Plan Budget Board Reviews Incentive Plan JAN FEB MAR APR MAY JUN JUL AUG SEP OCT NOV DEC Incentive Plan Strategic Plan People Plan Operating Plan TriMas Business Process People Planning Process – Key Focus Areas Align people plan with strategic plan via structured, repeatable process Identify key business capabilities and leadership needed to enhance execution Align succession planning and people development with strategic business initiatives Implement consistent processes to maximize performance of diverse businesses.

New Incentive System Measurement Criteria SBU Incentive Factors Sales / Operating Profit Cash Flow from Operations Inventory Turns New Markets / Products Personal Objectives Corporate Incentive Factors Sales / Operating Profit Liquidity / Leverage Ratio EPS Return on Tangible Assets Personal Objectives

Second Quarter 2009 Financial Highlights

Second Quarter Summary

($ in millions, except per share amounts)

(from continuing operations)	Q2 2009	Q2 2008	% Chg
Revenue	$ 208.6	$ 282.8	-26.2%
Adjusted EBITDA[1]	$ 38.1	$ 39.4	-3.2%
Excl. Special Items, [1] *Adj EBITDA would have been:*	*$ 39.1*	*$ 41.6*	*-6.1%*
Excl. Special Items [1] *and debt extinguishment gain, Adj EBITDA would have been:*	*$ 26.8*	*$ 41.6*	*-35.5%*
Income	$ 9.3	$ 9.7	-3.9%
Excl. Special Items, [1] *Income would have been:*	*$ 10.7*	*$ 11.1*	*-4.3%*
Excl. Special Items [1] *and debt extinguishment gain, Income would have been:*	*$ 3.3*	*$ 11.1*	*-70.0%*
Diluted earnings per share	$ 0.28	$ 0.29	-3.4%
Excl. Special Items, [1] *diluted EPS would have been:*	*$ 0.32*	*$ 0.33*	*-3.0%*
Excl. Special Items [1] *and debt extinguishment gain, diluted EPS would have been:*	*$ 0.10*	*$ 0.33*	*-69.7%*
Free Cash Flow[1]	$ 23.3	$ 29.1	-20.1%
Debt and A/R Securitization	$ 547.4	$ 649.4	-15.7%

- Weak global economy continues to impact the majority of end markets – sales lower than expected
- Focus on cost reduction and productivity efforts to offset sales volume declines
- Best deployment of capital was to retire debt – retired $31.4 million face value of notes for approximately $19.1 million
- Reduced total indebtedness by $102.0 million compared to June 30, 2008
- Solid Free Cash Flow resulting from improvements in net working capital

[1] "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

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Q2 2009 vs. Q1 2009 ($ in millions, except EPS) (from continuing operations) Q2 2009 Q1 2009 % Chg Revenue $ 208.6 $ 202.7 2.9% Gross Margin $ 49.6 $ 45.8 8.2% Gross margin as a percent of revenue: 23.8% 22.6% Adjusted EBITDA(1) $ 38.1 $ 29.9 27.6% Excl. Special Items, (1) Adjusted EBITDA would have been: $ 39.1 $ 36.1 8.2% Excl. Special Items (1) and debt extinguishment gain, Adjusted EBITDA would have been: $ 26.8 $ 20.3 32.2% Free Cash Flow(1) $ 23.3 $ 31.7 -26.7% Operating Working Capital $ 154.3 $ 173.1 -10.9% Total Debt + A/R Securitization $ 547.4 $ 585.2 -6.5% Interest Expense $ 11.3 $ 12.5 -9.4% Improved gross profit margin by 120 basis points and Adjusted EBITDA margin (excl. Special Items and gain) by 280 basis points with a slight revenue increase – Driven by lower material costs and SG&A cost reductions Decrease in working capital resulting from reduced inventories Reduced total indebtedness by nearly $37.8 million and quarterly interest expense by $1.2 million (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Key Initiatives

$30M 12 Profit and Productivity Improvements Tactics Employed: Fixed cost headcount reductions Salaried hiring freeze Merit deferrals Mandatory 4-day work weeks Required weeks off without pay Acceleration of plant consolidations and moves to low-cost countries Consolidation of distribution facilities Employee health care contribution increase Travel freeze Aggressive reductions in discretionary spending Negotiated reductions from vendors and suppliers Cancelled supplier orders $ in millions On track to achieve at least $30 million in cost savings in 2009... Continue to identify additional cost savings opportunities. $6M $5.4M $8.2M As of 11/17/08 As of 8/4/09 Q1 Realized Q2 Realized Cost Reductions Packaging Energy Aerospace & Defense Engineered Components Cequent

13 Working Capital Improvements Tactics Employed: Cycle time improvements External expertise Statistical demand forecasting Ordering patterns Supply chain changes Supplier improvements SKU rationalization Distribution consolidation Continued lean initiatives will drive permanent process change and working capital reductions. Operating Working Capital $173 $195 $154 $176 $179 $175 $125 $150 $175 $200 2008 2009 ($ in millions) Q1 Q2 Q3 Q4

14 Debt Reduction Actions to reduce cash interest by $9 - $10 million this year. Reduced total indebtedness, including amounts on A/R securitization facility, by $37.8 and $102.0 million versus 3/31/09 and 6/30/08, respectively As of June 30, 2009, TriMas had $152.5 million of cash and available liquidity under its revolving credit and receivables securitization facility Leverage ratio of 3.81x compared to a debt covenant ratio of 5.0x Total weighted average cost of credit facility borrowings decreased from 5.2% to 3.9% year over year No significant debt maturities until 2012 Total Debt Interest Expense ($ in millions)

15 Strong Cash Flow Tactics Employed: Reduce working capital Manage capital expenditures Currently at 50% of 2008 level through June Yet still investing in key growth initiatives Reduce interest costs Retirement of debt Cost of debt Dispose of non-core assets Non-strategically aligned businesses Non-performing assets (facilities) Free cash flow(1) to income from continuing ops conversion rate of over 200% during Q2 All segments generated positive free cash flow during the quarter Cash flow for YTD 2009 greater than full year 2008 free cash flow. (1) (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Key Initiatives Summary - 2009 $10 - $20M $10 - $20M Other (dispositions of non-core assets) $70M+ $60M+ Free cash flow(1) $7 - $9M $5 - $7M Capex reduction $25 - $35M $10 - $20M Working capital reduction $9 - $10M $4 - $7M Cash interest reduction $30M+ $28M PIP cost savings (realized in ’09) Current Previous Initiative Targeting a minimum of 0.4x covenant cushion for the remainder of 2009. (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Second Quarter Segment Highlights

Packaging

($ in millions)



Net Sales
$44.5
$36.2
(18.8%)
Q2 2008
Q2 2009



Adjusted EBITDA
$12.7
$11.6
(9.0%)
Q2 2008
Q2 2009



Operating Profit
$9.6
$8.8
(8.2%)
Q2 2008
Q2 2009

Results:

- Sales decreased due to lower industrial closure sales and the unfavorable effects of currency exchange
  - Partially offset by an increase in specialty dispensing sales
- Adjusted EBITDA and operating profit declined in line with lower sales and the negative impact of currency exchange, partially offset by reduced SG&A expenses
- Margin percentages increased due to lower material costs and reduced SG&A

Key Initiatives:

- Target specialty dispensing products into higher growth end markets (pharmaceutical, food/beverage & personal care)
- Increase geographic coverage efforts in Europe & Southeast Asia
- Reduce costs
  - Restructure Europe
  - Rieke Italia profit improvement initiatives
  - China at "full capacity"

Rieke Packaging Systems™ A TriMas Company   englass   Rieke ITALIA s.r.l.   STOLZ

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Energy

($ in millions)



Net Sales
$53.2
$35.0
(34.2%)
Q2 2008
Q2 2009



Adjusted EBITDA(1)
$9.5
$3.5
(65.4%)
Q2 2008
Q2 2009



Operating Profit(1)
$8.9
$2.7
(70.1%)
Q2 2008
Q2 2009

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Results:

- Sales decreased due to reduced demand for engines and other well-site content, as well as lower sales of specialty gaskets and related fastening hardware
- Negative conversion resulted due to lower absorption of fixed costs, partially offset by reductions in discretionary spending
- Still generated positive free cash flow for the quarter

LAMONS Sealing Global - Servicing Local

ARROW ENGINE COMPANY

Key Initiatives:

- Expand complementary product lines at well-site
  - Gas production equipment including compressors, metering, instrumentation & other welded assemblies
- Expand gasket business with major customers into Southeast Asia, Europe and South America
  - Opened Rotterdam and Salt Lake City sales and service centers
- Reduce inventory by implementing Lean initiatives
- Continue to reduce costs

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Aerospace & Defense

($ in millions)


Net Sales
$21.6
$18.3
(15.6%)
Q2 2008
Q2 2009


Adjusted EBITDA(1)
$7.6
$7.0
(7.9%)
Q2 2008
Q2 2009


Operating Profit(1)
$7.2
$6.4
(10.4%)
Q2 2008
Q2 2009

[1] Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Results:

- Sales decreased primarily due to lower blind-bolt sales resulting from commercial airframe manufacturers program delays and inventory reductions at distribution customers
  - Partially offset by new product sales, increasing content on certain aircraft
  - Sales in defense business also declined
- Operating profit as a percentage of sales improved due to a more favorable sales mix and reduced SG&A costs

Key Initiatives:

- Expand aerospace fastener product lines to increase content and applications per aircraft
- Implement Lean initiatives to drive lower working capital and reduced costs
- Leverage existing relationships with defense customers to find incremental sales opportunities

MONOGRAM AEROSPACE FASTENERS

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Engineered Components

($ in millions)

Net Sales



$34.6
$15.7
(54.6%)
Q2 2008
Q2 2009

Adjusted EBITDA[1]



$5.7
$0.6
(89.3%)
Q2 2008
Q2 2009

Operating Profit (Loss)[1]



$4.7
$(0.5)
nm
Q2 2008
Q2 2009

[1] Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Results:

- Sales declined due to reduced demand in industrial cylinder, precision cutting tools and specialty fittings businesses, primarily as a result of current economic downturn
- Adjusted EBITDA and operating profit decreased due to lower sales volumes and lower absorption of fixed costs, partially offset by reduced SG&A expenses
- Still generated positive free cash flow for the quarter

Key Initiatives:

- Develop specialty products for medical components and tooling markets
- Continue to expand geographic use and design/use of cylinders – modifications to specs and new certifications
- Leverage capabilities across industrial and medical businesses through integration of management and consistent processes
- Continue to reduce costs and working capital to reflect current/expected demand

NORRIS CYLINDER DEWTEC HI-VOL PRODUCTS Richards Micro-Tool, Inc. KEO CUTTING EDGE TECHNOLOGIES

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Cequent



($ in millions)



Net Sales
$128.9
$103.5
(19.7%)
Q2 2008
Q2 2009



Adjusted EBITDA(1)
$12.8
$9.1
(28.8%)
Q2 2008
Q2 2009



Operating Profit(1)
$8.6
$5.0
(41.4%)
Q2 2008
Q2 2009

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Results:

- Sales decreased due to continued weak demand in end markets resulting from continued pressures on consumer discretionary spending and credit availability, combined with unfavorable impact of a weaker Australian dollar
  - Sales to the Retail channel increased slightly
- Adjusted EBITDA and operating profit decreased due to decline in sales, the unfavorable impact of currency exchange and the lower absorption of fixed costs, partially offset by cost reductions
- Improvements in working capital ($ and %) drove significant cash flow during the quarter

Key Initiatives:

- Continue to mitigate decline in end markets by leveraging strong brand names for additional market share and cross-selling product portfolio
- Grow geographically in Southeast Asia and Australia with local and global product content
- Aggressively reduce fixed costs and overall spend
  - Integrate separate businesses and consolidate locations
  - Rationalize SKU's and improve process
- Reduce capital requirements

FULTON HIDDEN HITCH DRAW-TITE TEKONSHA REESE Bargman HIGHLAND REESE Wesbar PARKSIDE TRAILBOSS

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Summary

24 TriMas Priorities Drive operating profit improvement Best cost producer strategy Effectively manage the balance sheet Pay-down debt Maintain liquidity cushion Deploy capital prudently Focus capital on profitable strategic growth Aerospace, specialty packaging, medical, energy and geographic expansion Leaner, faster and stronger!

Questions & Answers

Appendix

27 TriMas Vision We provide engineered and applied products that customers in growing markets need and value. We build and run agile businesses that provide high returns on capital. Operating Principles: Securing our position as the best cost producer Building a sustainable competitive advantage Acting with high speed in all aspects of business – best cycle times in every activity Thoughtfully allocating resources for: New products in growing end markets Geographic expansion Cost-out and productivity projects Bolt-on acquisitions that provide enhanced growth and returns Leveraging the benefits of being a billion dollar company, while retaining agility in our SBUs Being a great place to work

Q2 2009 Statement of Operations (Unaudited, $ in thousands) Three months ended Six months ended June 30, June 30, 2009 2008 2009 2008 Net sales $ 208,650 $ 282,840 $ 411,360 $ 547,430 Cost of sales (159,040) (206,820) (315,910) (401,480) Gross profit 49,610 76,020 95,450 145,950 Selling, general and administrative expenses (34,110) (45,580) (75,650) (87,580) Gain (loss) on dispositions of property and equipment 120 (120) 160 (210) Operating profit 15,620 30,320 19,960 58,160 Other income (expense), net: Interest expense (11,310) (13,880) (23,800) (28,590) Gain on extinguishment of debt 11,760 - 27,070 - Other, net (820) (1,340) (1,520) (2,530) Other income (expense), net (370) (15,220) 1,750 (31,120) Income from continuing operations before income tax expense 15,250 15,100 21,710 27,040 Income tax expense (5,940) (5,410) (8,340) (9,740) Income from continuing operations $ 9,310 $ 9,690 $ 13,370 $ 17,300 Income (loss) from discontinued operations, net of income tax benefit (expense) (320) (240) (8,060) 20 Net income $ 8,990 $ 9,450 $ 5,310 $ 17,320 28

Q2 2009 Balance Sheet (Unaudited, $ in thousands) June 30, December 31, 2009 2008 Assets Current assets: Cash and cash equivalents $ 5,360 $ 3,910 Receivables, net 111,880 104,760 Inventories 151,080 188,950 Deferred income taxes 16,970 16,970 Prepaid expenses and other current assets 5,280 7,430 Assets of discontinued operations held for sale 2,840 26,200 Total current assets 293,410 348,220 Property and equipment, net 172,070 181,570 Goodwill 195,610 202,280 Other intangibles, net 172,030 178,880 Other assets 15,690 19,270 Total assets $ 848,810 $ 930,220 Liabilities and Shareholders' Equity Current liabilities: Current maturities, long-term debt $ 8,880 $ 10,360 Accounts payable 90,520 111,810 Accrued liabilities 67,000 66,340 Liabilities of discontinued operations 880 1,340 Total current liabilities 167,280 189,850 Long-term debt 528,470 599,580 Deferred income taxes 43,200 51,650 Other long-term liabilities 44,970 34,240 Total liabilities 783,920 875,320 Total shareholders' equity 64,890 54,900 Total liabilities and shareholders' equity $ 848,810 $ 930,220 29

Debt Reduction ($ in thousands) June 30, December 31, June 30, 2009 2008 2008 Reduced total indebtedness, including Cash and Cash Equivalents $ 5,360 $ 3,910 $ 6,860 amounts on A/R securitization facility, by Senior Secured Bank Debt 271,260 280,800 279,360 $37.8 and $102.0 million versus 3/31/09 and 9.875% Senior Sub Notes due 2012 266,090 329,140 337,040 Total Debt $ 537,350 $ 609,940 $ 616,400 6/30/08, respectively Memo: A/R Securitization $ 10,000 $ 20,000 $ 32,980 Leverage ratio of 3.81x Total Debt + A/R Securitization $ 547,350 $ 629,940 $ 649,380 compared to a debt covenant ratio of 5.0x Key Ratios: Bank LTM EBITDA $ 143,600 $ 151,570 $ 152,810 Total weighted average Interest Coverage Ratio 2.94x 2.74x 2.54x cost of credit facility Leverage Ratio 3.81x 4.16x 4.25x borrowings decreased from 5.2% to 3.9% Bank Covenants: Interest Coverage Ratio 2.10x 2.00x 1.90x No significant debt Leverage Ratio 5.00x 5.00x 5.25x maturities until 2012 As of June 30, 2009, TriMas had $152.5 million of cash and available liquidity under its revolving credit and receivables securitization facilities 30

Reconciliation of Non-GAAP Measures Adjusted EBITDA[1] and Free Cash Flow[2]

(Unaudited)

(dollars in thousands)	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Net income	$ 8,990	$ 9,450	$ 5,310	$ 17,320
Income tax expense	5,720	5,270	3,230	9,750
Interest expense	11,590	13,930	24,120	28,690
Debt extinguishment costs	480	-	990	-
Depreciation and amortization	11,070	10,950	22,830	21,700
Adjusted EBITDA, total company	37,850	39,600	56,480	77,460
Adjusted EBITDA, discontinued operations	(250)	240	(11,490)	1,320
Adjusted EBITDA, continuing operations	$ 38,100	$ 39,360	$ 67,970	$ 76,140
Special Items	980	2,260	7,240	2,260
Non-cash gross gain on extinguishment of debt	(12,240)	-	(28,060)	-
Cash interest	(17,060)	(21,170)	(21,830)	(27,100)
Cash taxes	(1,870)	(2,940)	(4,310)	(5,330)
Capital expenditures	(3,140)	(7,120)	(6,420)	(13,170)
Changes in operating working capital	18,790	18,740	21,090	(12,630)
Free Cash Flow from operations before Special Items	23,560	29,130	35,680	20,170
Cash paid for Special Items	(2,020)	(340)	(4,440)	(340)
Net proceeds from sale of business and other assets	1,740	340	22,420	340
Free Cash Flow	$ 23,280	$ 29,130	$ 53,660	$ 20,170

[1]The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

[2]The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items and net proceeds from sale of businesses, less cash paid for interest, taxes and Special Items, capital expenditures, changes in operating working capital and non-cash (gains) losses on debt extinguishment. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items, net, include those one-time costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company's Free Cash Flow, as defined.

31

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) Three months ended Three months ended June 30, 2009 June 30, 2008 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported $ 9,310 $ 0.28 $ 9,690 $ 0.29 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (1,340) (0.04) (1,440) (0.04) Excluding Special Items, income and EPS from continuing operations would have been $ 10,650 $ 0.32 $ 11,130 $ 0.33 After-tax impact of gain on extinguishment of debt 7,310 0.22 - - Excluding Special Items and gain on extinguishment of debt, income and EPS from continuing operations would have been $ 3,340 $ 0.10 $ 11,130 $ 0.33 Weighted-average shares outstanding at June 30, 2009 and 2008 33,656,242 33,445,067 Six months ended Six months ended June 30, 2009 June 30, 2008 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported $ 13,370 $ 0.40 $ 17,300 $ 0.51 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (5,540) (0.17) (1,440) (0.04) Excluding Special Items, income and EPS from continuing operations would have been $ 18,910 $ 0.57 $ 18,740 $ 0.55 After-tax impact of gain on extinguishment of debt 16,840 0.50 - - Excluding Special Items and gain on extinguishment of debt, income and EPS from continuing operations would have been $ 2,070 $ 0.07 $ 18,740 $ 0.55 Weighted-average shares outstanding at June 30, 2009 and 2008 33,532,477 33,448,155 32

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (cont.) (Unaudited) Three months ended Six months ended June 30, June 30, (dollars in thousands) 2009 2008 2009 2008 Operating profit from continuing operations, as reported $ 15,620 $ 30,320 $ 19,960 $ 58,160 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $ (2,150) $ (2,260) $ (8,900) $ (2,260) Excluding Special Items, operating profit from continuing operations would have been $ 17,770 $ 32,580 $ 28,860 $ 60,420 Three months ended Six months ended June 30, June 30, (dollars in thousands) 2009 2008 2009 2008 Adjusted EBITDA from continuing operations, as reported $ 38,100 $ 39,360 $ 67,970 $ 76,140 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $ (980) $ (2,260) $ (7,240) $ (2,260) Excluding Special Items, Adjusted EBITDA from continuing operations would have been $ 39,080 $ 41,620 $ 75,210 $ 78,400 Gross gain on extinguishment of debt $ 12,240 $ - $ 28,060 $ - Excluding Special Items and gain on extinguishment of debt, Adjusted EBITDA from continuing operations would have been $ 26,840 $ 41,620 $ 47,150 $ 78,400 33

Company and Business Segment Financial Information – Cont. Ops

(Unaudited, $ in thousands)	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Packaging				
Net sales	$ 36,150	$ 44,520	$ 66,400	$ 85,560
Operating profit	$ 8,830	$ 9,620	$ 14,230	$ 18,230
Adjusted EBITDA	$ 11,580	$ 12,730	$ 20,220	$ 24,780
Energy				
Net sales	$ 34,990	$ 53,160	$ 75,260	$ 101,960
Operating profit	$ 2,660	$ 8,590	$ 6,180	$ 16,500
Adjusted EBITDA	$ 3,500	$ 9,190	$ 7,780	$ 17,820
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ -	$ (320)	$ (200)	$ (320)
Excluding Special Items, operating profit would have been:	$ 2,660	$ 8,910	$ 6,380	$ 16,820
Excluding Special Items, Adjusted EBITDA would have been:	$ 3,500	$ 9,510	$ 7,980	$ 18,140
Aerospace & Defense				
Net sales	$ 18,270	$ 21,640	$ 40,470	$ 41,220
Operating profit	$ 6,410	$ 7,050	$ 13,220	$ 13,590
Adjusted EBITDA	$ 7,010	$ 7,500	$ 14,420	$ 14,480
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (20)	$ (130)	$ (130)	$ (130)
Excluding Special Items, operating profit would have been:	$ 6,430	$ 7,180	$ 13,350	$ 13,720
Excluding Special Items, Adjusted EBITDA would have been:	$ 7,030	$ 7,630	$ 14,550	$ 14,610
Engineered Components				
Net sales	$ 15,700	$ 34,580	$ 35,240	$ 68,470
Operating profit (loss)	$ (470)	$ 4,430	$ (950)	$ 9,050
Adjusted EBITDA	$ 600	$ 5,460	$ 1,170	$ 11,120
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (10)	$ (230)	$ (170)	$ (230)
Excluding Special Items, operating profit (loss) would have been:	$ (460)	$ 4,660	$ (780)	$ 9,280
Excluding Special Items, Adjusted EBITDA would have been:	$ 610	$ 5,690	$ 1,340	$ 11,350

34

Company and Business Segment Financial Information –Cont. Ops (cont.) (Unaudited, $ in thousands) Three months ended Six months ended June 30, June 30, 2009 2008 2009 2008 Cequent Net sales $ 103,540 $ 128,940 $ 193,990 $ 250,220 Operating profit (loss) $ 2,890 $ 8,550 $ (460) $ 13,930 Adjusted EBITDA $ 8,160 $ 12,800 $ 9,500 $ 22,380 Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs $ (2,120) $ - $ (5,460) $ - Excluding Special Items, operating profit would have been: $ 5,010 $ 8,550 $ 5,000 $ 13,930 Special Items to consider in evaluating Adjusted EBITDA: - Severance and business restructuring costs $ (950) $ - $ (3,800) $ - Excluding Special Items, Adjusted EBITDA would have been: $ 9,110 $ 12,800 $ 13,300 $ 22,380 Corporate Expenses Operating loss $ (4,700) $ (7,920) $ (12,260) $ (13,140) Adjusted EBITDA $ 7,250 $ (8,320) $ 14,880 $ (14,440) Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (1,580) $ (2,940) $ (1,580) Excluding Special Items, operating loss would have been: $ (4,700) $ (6,340) $ (9,320) $ (11,560) Excluding Special Items, Adjusted EBITDA would have been: $ 7,250 $ (6,740) $ 17,820 $ (12,860) Total Company Net sales $ 208,650 $ 282,840 $ 411,360 $ 547,430 Operating profit $ 15,620 $ 30,320 $ 19,960 $ 58,160 Adjusted EBITDA $ 38,100 $ 39,360 $ 67,970 $ 76,140 Total Special Items to consider in evaluating operating profit: $ (2,150) $ (2,260) $ (8,900) $ (2,260) Excluding Special Items, operating profit would have been: $ 17,770 $ 32,580 $ 28,860 $ 60,420 Total Special Items to consider in evaluating Adjusted EBITDA: $ (980) $ (2,260) $ (7,240) $ (2,260) Excluding Special Items, Adjusted EBITDA would have been: $ 39,080 $ 41,620 $ 75,210 $ 78,400 35

LTM EBITDA as Defined in Credit Agreement (Unaudited, $ in thousands) Reported net loss for the twelve months ended June 30, 2009 $ (148,200) Interest expense, net (as defined) 51,360 Debt extinguishment costs 1,130 Income tax benefit (19,130) Depreciation and amortization 45,200 Interest equivalent costs 2,030 Non-cash expenses related to equity grants 350 Other non-cash expenses or losses 188,020 Non-recurring expenses or costs for cost savings projects 6,360 Negative EBITDA from discontinued operations 4,170 Permitted dispositions 12,310 Bank EBITDA - LTM Ended June 30, 2009 (1) $ 143,600 (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006. 36